Exhibit 99.1

FOR IMMEDIATE RELEASE

May 21, 2020

Investor Contacts:

Andrew Slabin

Andrew_Slabin@discovery.com

212-548-5544

Peter Lee

Peter_Lee@discovery.com

212-548-5907

Media Contact:

Nathaniel Brown

Nathaniel_Brown@discovery.com

212-548-5959

Discovery Announces the Early Results of its Waterfall Tender Offer

SILVER SPRING, Md. – May 21, 2020 – Discovery, Inc. (the “Company”) (Nasdaq: DISCA, DISCB, DISCK) today announced the early results of the previously-announced cash tender offer (the “Waterfall Offer”) by its wholly-owned subsidiaries, Discovery Communications, LLC (“DCL”) and Scripps Networks Interactive, Inc. (“SNI” and, together with DCL, the “Offerors”), for certain outstanding senior notes issued by DCL and SNI and listed in Table 1 below (collectively, the “Notes”). Based on the $925,409,000 aggregate principal amount of senior notes purchased by DCL in its previously completed cash tender offer for three other series of senior notes, the maximum aggregate principal amount of Notes eligible for purchase in the Waterfall Offer is $574,591,000 (the “Maximum Waterfall Tender Amount”). $1,515,228,000 in combined aggregate principal amount of Notes were validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on May 20, 2020, the early tender deadline for the Waterfall Offer (the “Waterfall Early Tender Deadline”). The terms of the Waterfall Offer are described in the Offer to Purchase, dated May 7, 2020 (the “Offer to Purchase”).

The following table sets forth certain information regarding the Notes and the Waterfall Offer, including the aggregate principal amount of each series of Notes that were validly tendered and not validly withdrawn on or prior to the Waterfall Early Tender Deadline, as were reported by D.F. King & Co., Inc., the tender agent:

Table 1

Title of Security	Offeror	CUSIP Numbers	Principal Amount Outstanding	Acceptance Priority Level	Principal Amount Tendered	Principal Amount Accepted
3.500% Senior Notes due 2022	SNI	811065AF8	$54,088,000	1	$45,662,000	$45,662,000
3.250% Senior Notes due 2023	DCL	25470DAH2	$350,000,000	2	$158,021,000	$158,021,000
2.950% Senior Notes due 2023	DCL	25470DAQ2	$1,166,773,000	3	$782,160,000	$370,908,000
3.800% Senior Notes due 2024	DCL	25470DAM1	$450,000,000	4	$343,011,000	$0
3.900% Senior Notes due 2024	SNI	811065AC5	$11,920,000	5	$6,158,000	$0
3.900% Senior Notes due 2024	DCL	25470DBC2	$486,215,000	6	$180,216,000	$0

All Notes validly tendered and not validly withdrawn on or before the Waterfall Early Tender Deadline having a higher Acceptance Priority Level (as shown in Table 1 above, with 1 being the highest) will be accepted for purchase before any tendered Notes having a lower Acceptance Priority Level (with 6 being the lowest). Notes of a series will be subject to proration, as described in the Offer to Purchase, if the aggregate principal amount of the Notes of such series validly tendered would cause the Maximum Waterfall Tender Amount to be exceeded. Because the aggregate principal amount of Notes validly tendered and not validly withdrawn on or before the Waterfall Early Tender Deadline exceeded the Maximum Waterfall Tender Amount, Holders who validly tender Notes following the Waterfall Early Tender Deadline but on or before the expiration of the Waterfall Offer at 12:00 midnight, New York City time, on June 4, 2020 (one minute after 11:59 p.m., New York City time, on June 4, 2020), will not have any of their Notes accepted for purchase.

The Offerors’ obligation to accept for purchase and to pay for the Notes validly tendered and not validly withdrawn pursuant to the Waterfall Offer is subject to the satisfaction or waiver, in the Offerors’ discretion, of certain conditions, which are more fully described in the Offer to Purchase, including a financing condition, which was satisfied on May 18, 2020.

The consideration paid in the Waterfall Offer for each series of Notes validly tendered and not validly withdrawn and accepted for purchase will be determined in the manner described in the Offer to Purchase (the “Total Consideration”). Holders of Notes validly tendered and not validly withdrawn at or prior Waterfall Early Tender Deadline and accepted for purchase are eligible to receive the applicable Total Consideration, which includes an early tender premium of $50.00 per $1,000 principal amount of the Notes accepted for purchase (the “Waterfall Early Tender Premium”).

The Total Consideration will be determined at 10:00 a.m., New York City time, today, May 21, 2020. The Company expects to issue a press release after the Total Consideration has been determined today to announce the Total Consideration payable in connection with the Waterfall Offer.

Payments for Notes purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable settlement date for Notes accepted for purchase. The settlement date for the Notes accepted for purchase in connection with the Waterfall Early Tender Deadline is expected to be May 22, 2020, the first business day following the Waterfall Price Determination Date. In accordance with the terms of the Waterfall Offer, the withdrawal deadline was 5:00 p.m., New York City time, on May 20, 2020. As a result, tendered Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the Offerors).

J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Goldman Sachs & Co. LLC are acting as the dealer managers for the Waterfall Offer. The information agent and tender agent is D.F. King & Co., Inc. Copies of the Offer to Purchase and related offering materials are available by contacting D.F. King & Co., Inc. at (866) 864-7964 (U.S. toll-free) or (212) 269-5550 (banks and brokers), via email at disca@dfking.com or online at www.dfking.com/discovery. Questions regarding the Waterfall Offer should be directed to J.P. Morgan Securities LLC, Liability Management Group, at (212) 834-3424 (collect) or (866) 834-4666 (toll-free), RBC Capital Markets, LLC at (212) 618-7843 or (877) 381-2099 (toll-free) and Goldman Sachs & Co. LLC at (212) 357-1452 or (800) 828-3182 (toll-free). This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Waterfall Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Discovery

Discovery is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in 220 countries and territories and in nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct-to-consumer streaming services such as Eurosport Player, Food Network Kitchen and MotorTrend OnDemand; digital-first and social content from Group Nine Media; a landmark natural history and factual content partnership with the BBC; and a strategic alliance with PGA TOUR to create the international home of golf. Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, MotorTrend, Animal Planet, Science Channel, and the forthcoming multi-platform JV with Chip and Joanna Gaines, Magnolia, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe.

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risks related to the acceptance of any tendered Notes, the expiration and settlement of the Waterfall Offer, and the timing of any of the foregoing, as well as the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 27, 2020 and in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2020. Forward-looking statements in this release include, without limitation, statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.